r77q1e.txt
SUPPLEMENT TO INVESTMENT ADVISORY CONTRACT

PIMCO Funds
840 Newport Center Drive
Newport Beach, California 92660

October 1, 2010

Pacific Investment Management Company LLC
840 Newport Center Drive
Newport Beach, California 92660

Dear Sirs:

As provided in the Amended and Restated Investment Advisory Contract between PIMCO Funds (the "Trust") and Pacific Investment Management Company LLC (the "Adviser"), dated February 23, 2009 (the "Contract"), the parties may amend the Contract to reflect fee reductions by the Adviser.

The Trust and the Adviser hereby agree to amend the Contract as of the date hereof to revise Exhibit A. Accordingly, the current Exhibit A is replaced with the new Exhibit A attached hereto.

EXHIBIT A
(as of August 17, 2010)

PIMCO Funds

Fund 				    Investment Advisory Fee
All Asset Fund					     0.175%
All Asset All Authority Fund	  	              0.20%
California Intermediate Municipal Bond Fund	     0.225%
California Short Duration Municipal Income Fund	      0.18%
Commercial Mortgage Securities Fund	  	      0.40%
CommoditiesPLUS Short Strategy Fund 		      0.54%
CommoditiesPLUS Strategy Fund 		              0.49%
CommodityRealReturn Strategy Fund	       	      0.49%
Convertible Fund	  	                      0.40%
Developing Local Markets Fund	  	              0.45%
Diversified Income Fund	  	                      0.45%
EM Fundamental IndexPLUS TR Strategy Fund	      0.85%
Emerging Local Bond Fund	  	              0.45%
Emerging Markets Bond Fund	  	              0.45%
Emerging Markets and Infrastructure Bond Fund	      0.85%
Extended Duration Fund	  	                      0.25%
Floating Income Fund	  	                      0.30%
Foreign Bond Fund (U.S. Dollar-Hedged)	  	      0.25%
Foreign Bond Fund (Unhedged)	  	              0.25%
Fundamental Advantage Total Return Strategy Fund      0.64%
Fundamental IndexPLUS Fund	  	              0.45%
Fundamental IndexPLUS TR Fund	  	              0.54%
Global Advantage Strategy Bond Fund		      0.40%
Global Bond Fund (Unhedged)	  	              0.25%
Global Bond Fund (U.S. Dollar-Hedged)	  	      0.25%
Global Multi-Asset Fund		                      0.90%
GNMA Fund	  	                              0.25%
Government Money Market Fund		              0.12%
High Yield Fund	  	                              0.25%
High Yield Municipal Bond Fund	  	              0.30%
High Yield Spectrum Fund		              0.30%
Income Fund	  	                              0.25%
International StocksPLUS TR Strategy Fund
(U.S. Dollar-Hedged)				      0.45%
International StocksPLUS TR Strategy Fund
(Unhedged)					      0.39%
Investment Grade Corporate Bond Fund	  	      0.25%
Liquid Assets Fund	  			      0.10%
Loan Obligation Fund	  			      0.25%
Long Duration Fund				      0.25%
Long Duration Total Return Fund 	  	      0.25%
Long-Term Credit Fund				      0.30%
Long-Term U.S. Government Fund	  		     0.225%
Low Duration Fund	  			      0.25%
Low Duration Fund II	  			      0.25%
Low Duration Fund III	  			      0.25%
Moderate Duration Fund	  			      0.25%
Money Market Fund	  			      0.12%
Mortgage-Backed Securities Fund			      0.25%
MuniGO Fund					      0.20%
Municipal Bond Fund	  			      0.20%
New York Municipal Bond Fund	  		     0.225%
Real Income 2019 Fund				      0.19%
Real Income 2029 Fund				      0.19%
Real Return Fund	  			      0.25%
Real Return Asset Fund	  			      0.30%
RealEstateRealReturn Strategy Fund	  	      0.49%
RealRetirement 2010 Fund	  		      0.70%
RealRetirement 2020 Fund	  		      0.70%
RealRetirement 2030 Fund(1)	  		      0.75%
RealRetirement 2040 Fund(2)	  		      0.80%
RealRetirement 2050 Fund(3)	  		      0.80%
Short Duration Municipal Income Fund	  	      0.18%
Short-Term Fund	  				      0.25%
Small Cap StocksPLUS TR Fund	  		      0.44%
StocksPLUS Fund	  				      0.25%
StocksPLUS Long Duration Fund	  		      0.35%
StocksPLUS Municipal-Backed Fund	  	      0.34%
StocksPLUS TR Short Strategy Fund	  	      0.39%
StocksPLUS Total Return Fund	  		      0.39%
Tax Managed Real Return Fund			      0.25%
Total Return Fund	  			      0.25%
Total Return Fund II	  			      0.25%
Total Return Fund III	  			      0.25%
Treasury Money Market Fund			      0.12%
Unconstrained Bond Fund				      0.60%
Unconstrained Tax Managed Bond Fund 	  	      0.40%


Private Account Portfolio Series

Portfolio 			    Investment Advisory Fee
Asset-Backed Securities Portfolio	  	      0.02%
Asset-Backed Securities Portfolio II	  	      0.02%
Developing Local Markets Portfolio	  	      0.02%
Emerging Markets Portfolio			      0.02%
FX Strategies Portfolio	  			      0.02%
High Yield Portfolio	  			      0.02%
International Portfolio	  			      0.02%
Investment Grade Corporate Portfolio	  	      0.02%
Long Duration Corporate Bond Portfolio		      0.02%
Mortgage Portfolio	  			      0.02%
Mortgage Portfolio II	  			      0.02%
Municipal Sector Portfolio	  		      0.02%
Opportunity Portfolio	  			      0.02%
Real Return Portfolio	  			      0.02%
Short-Term Floating NAV Portfolio(4)		      0.00%
Short-Term Floating NAV Portfolio II		      0.02%
Short-Term Portfolio	  			      0.02%
U.S. Government Sector Portfolio	  	      0.02%
U.S. Government Sector Portfolio II	  	      0.02%
________________________________________
(1) Effective April 1, 2015, the Fund's investment advisory fee will be reduced to 0.70%.
(2) Effective April 1, 2015, the Fund's investment advisory fee will be reduced to 0.75%. Effective April 1, 2025, the Fund's investment advisory fee will be further reduced to 0.70%.
(3) Effective April 1, 2025, the Fund's investment advisory fee will be reduced to 0.75%. Effective April 1, 2035, the Fund's investment advisory fee will be further reduced to 0.70%.
(4) Short-Term Floating NAV Portfolio will be offered only to other series of the PIMCO Funds (each an "Investing Fund") or other series of registered investment companies for which PIMCO serves as investment adviser. Short-Term Floating NAV Portfolio does not pay an investment advisory fee to PIMCO. By investing in the Short-Term Floating NAV Portfolio, each Investing Fund agrees that 0.01% of the fee that each Investing Fund is currently obligated to pay PIMCO as indicated on this Exhibit A, will be designated as compensation for the investment advisory services PIMCO provides to Short-Term Floating NAV Portfolio under the Contract.


If the foregoing correctly sets forth the Contract between the Trust and the Adviser, please so indicate by signing, dating and returning to the Trust the enclosed copy hereof.

						Very truly yours,

						PIMCO FUNDS



						By: /s/ Henrik Larsen
						Title:	Vice President

ACCEPTED:

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC



By: /s/ Brent R. Harris
Title:	Managing Director


PIMCO FUNDS, on behalf of its series Private
Account Portfolio Series: Short-Term Floating NAV
Portfolio


By: /s/ Henrik Larsen
Title:  Vice President


-------------------------------------------------------------------------------


SUPPLEMENT TO AMENDED AND RESTATED INVESTMENT ADVISORY CONTRACT

PIMCO FUNDS
840 Newport Center Drive
Newport Beach, California 92660

February 28, 2011

Pacific Investment Management Company LLC
840 Newport Center Drive
Newport Beach, California 92660

RE:	PIMCO International Fundamental IndexPLUS TR Strategy Fund, PIMCO
        RealRetirement 2015 Fund, PIMCO RealRetirement 2025 Fund, PIMCO RealRetirement 2035 Fund, PIMCO Senior Floating Rate Fund, PIMCO
	Small Company Fundamental IndexPLUS TR Strategy Fund and PIMCO Total Return Fund IV (each a "Fund," and collectively, the "Funds") and PIMCO
	Funds: Private Account Portfolio Series PIMCO Senior Floating Rate Portfolio (the "Portfolio")

Dear Sirs:

As provided in the Amended and Restated Investment Advisory Contract between PIMCO Funds (the "Trust") and Pacific Investment Management Company LLC (the "Adviser"), dated February 23, 2009 (the "Contract"), the parties may amend the Contract to add additional series of the Trust, under the same terms and conditions as set forth in the Contract, and at fee rates set forth in Exhibit A to the Contract, as may be amended from time to time.

The Trust and the Adviser hereby agree to amend the Contract as of the date hereof to add the Funds and the Portfolio to Exhibit A and make certain other changes to Exhibit A. The current Exhibit A is replaced with the new Exhibit A attached hereto.

The Declaration of Trust establishing the Trust, as amended and restated effective December 15, 2010, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the Office of the Secretary of the Commonwealth of Massachusetts, provides that the name "PIMCO Funds" refers to the trustees under the Declaration collectively as trustees and not as individuals or personally, and that no shareholder, trustee, officer, employee or agent of the Trust shall be subject to claims against or obligations of the Trust to any extent whatsoever, but that the Trust estate only shall be liable.

EXHIBIT A
(as of February 28, 2011)

PIMCO Funds

Fund 				    	Investment Advisory Fee
PIMCO All Asset Fund				     	 0.175%
PIMCO All Asset All Authority Fund	  	      	  0.20%
PIMCO California Intermediate Municipal Bond Fund    	 0.225%
PIMCO California Short Duration Municipal Income Fund	  0.18%
PIMCO CommoditiesPLUS Short Strategy Fund 		  0.54%
PIMCO CommoditiesPLUS Strategy Fund 		          0.49%
PIMCO CommodityRealReturn Strategy Fund		          0.49%
PIMCO Convertible Fund	  	                      	  0.40%
PIMCO Developing Local Markets Fund	                  0.45%
PIMCO Diversified Income Fund	  	                  0.45%
PIMCO EM Fundamental IndexPLUS	TR Strategy Fund	  0.85%
PIMCO Emerging Local Bond Fund	  	                  0.45%
PIMCO Emerging Markets Bond Fund	  	          0.45%
PIMCO Emerging Markets and Infrastructure Bond Fund       0.85%
PIMCO Extended Duration Fund	  	                  0.25%
PIMCO Floating Income Fund	  	                  0.30%
PIMCO Foreign Bond Fund (U.S. Dollar-Hedged)	          0.25%
PIMCO Foreign Bond Fund (Unhedged)	  	          0.25%
PIMCO Fundamental Advantage Total Return Strategy Fund    0.64%
PIMCO Fundamental IndexPLUS Fund	  	          0.45%
PIMCO Fundamental IndexPLUS TR Fund	                  0.54%
PIMCO Global Advantage Strategy Bond Fund	          0.40%
PIMCO Global Bond Fund (Unhedged)	  	          0.25%
PIMCO Global Bond Fund (U.S. Dollar-Hedged)	          0.25%
PIMCO Global Multi-Asset Fund		                  0.90%
PIMCO GNMA Fund	  	                                  0.25%
PIMCO Government Money Market Fund		          0.12%
PIMCO High Yield Fund	  	                          0.25%
PIMCO High Yield Municipal Bond Fund	  	          0.30%
PIMCO High Yield Spectrum Fund		                  0.30%
PIMCO Income Fund	  	                          0.25%
PIMCO International Fundamental IndexPLUS
TR Strategy Fund				          0.59%
PIMCO International StocksPLUS TR Strategy Fund
(U.S. Dollar-Hedged)				          0.45%
PIMCO International StocksPLUS TR Strategy Fund
(Unhedged)					          0.39%
PIMCO Investment Grade Corporate Bond Fund	          0.25%
PIMCO Long Duration Total Return Fund 	  	          0.25%
PIMCO Long-Term Credit Fund			          0.30%
PIMCO Long-Term U.S. Government Fund	  	         0.225%
PIMCO Low Duration Fund	  			          0.25%
PIMCO Low Duration Fund II	  		          0.25%
PIMCO Low Duration Fund III	  			  0.25%
PIMCO Moderate Duration Fund	  		          0.25%
PIMCO Money Market Fund	  			          0.12%
PIMCO Mortgage-Backed Securities Fund			  0.25%
PIMCO MuniGO Fund					  0.20%
PIMCO Municipal Bond Fund	  		          0.20%
PIMCO New York Municipal Bond Fund	  	         0.225%
PIMCO Real Income 2019 Fund			          0.19%
PIMCO Real Income 2029 Fund				  0.19%
PIMCO Real Return Fund	  			          0.25%
PIMCO Real Return Asset Fund	  		          0.30%
PIMCO RealEstateRealReturn Strategy Fund	          0.49%
PIMCO RealRetirement 2010 Fund	  		          0.70%
PIMCO RealRetirement 2015 Fund	  		          0.70%
PIMCO RealRetirement 2020 Fund	  		          0.70%
PIMCO RealRetirement 2025 Fund	  		          0.70%
PIMCO RealRetirement 2030 Fund(1)	  	          0.75%
PIMCO RealRetirement 2035 Fund(2)	  		  0.75%
PIMCO RealRetirement 2040 Fund(3)	  		  0.80%
PIMCO RealRetirement 2050 Fund(4)	  		  0.80%
PIMCO Senior Floating Rate Fund			          0.50%
PIMCO Short Duration Municipal Income Fund	          0.18%
PIMCO Short-Term Fund	  				  0.25%
PIMCO Small Company Fundamental IndexPLUS TR
Strategy Fund					          0.59%
PIMCO Small Cap StocksPLUS TR Fund	      	          0.44%
PIMCO StocksPLUS Fund	  			          0.25%
PIMCO StocksPLUS Long Duration Fund	  		  0.35%
PIMCO StocksPLUS TR Short Strategy Fund	             	  0.39%
PIMCO StocksPLUS Total Return Fund	  		  0.39%
PIMCO Tax Managed Real Return Fund			  0.25%
PIMCO Total Return Fund	  			          0.25%
PIMCO Total Return Fund II	  		          0.25%
PIMCO Total Return Fund III	  		          0.25%
PIMCO Total Return Fund IV	  		          0.25%
PIMCO Treasury Money Market Fund		          0.12%
PIMCO Unconstrained Bond Fund			          0.60%
PIMCO Unconstrained Tax Managed Bond Fund 	          0.40%


Private Account Portfolio Series

Portfolio 			    	Investment Advisory Fee
PIMCO Asset-Backed Securities Portfolio	  	          0.02%
PIMCO Asset-Backed Securities Portfolio II	  	  0.02%
PIMCO Developing Local Markets Portfolio	  	  0.02%
PIMCO Emerging Markets Portfolio			  0.02%
PIMCO FX Strategies Portfolio	  			  0.02%
PIMCO High Yield Portfolio	  			  0.02%
PIMCO International Portfolio	  			  0.02%
PIMCO Investment Grade Corporate Portfolio	  	  0.02%
PIMCO Long Duration Corporate Bond Portfolio		  0.02%
PIMCO Mortgage Portfolio	  			  0.02%
PIMCO Mortgage Portfolio II	  			  0.02%
PIMCO Municipal Sector Portfolio	  		  0.02%
PIMCO Opportunity Portfolio	  			  0.02%
PIMCO Real Return Portfolio	  			  0.02%
PIMCO Short-Term Floating NAV Portfolio(5)		  0.00%
PIMCO Short-Term Floating NAV Portfolio II		  0.02%
PIMCO Short-Term Portfolio	  			  0.02%
PIMCO U.S. Government Sector Portfolio	  	          0.02%
PIMCO U.S. Government Sector Portfolio II	  	  0.02%
________________________________________
(1) Effective April 1, 2015, the Fund's investment advisory fee will be reduced to 0.70%.
(2) Effective April 1, 2020, the Fund's investment advisory fee will be reduced to 0.70%.
(3) Effective April 1, 2015, the Fund's investment advisory fee will be reduced to 0.75%. Effective April 1, 2025, the Fund's investment advisory fee will be further reduced to 0.70%.
(4) Effective April 1, 2025, the Fund's investment advisory fee will be reduced to 0.75%. Effective April 1, 2035, the Fund's investment advisory fee will be further reduced to 0.70%.
(5) Short-Term Floating NAV Portfolio will be offered only to other series of the PIMCO Funds (each an "Investing Fund") or other series of registered investment companies for which PIMCO serves as investment adviser. Short-Term Floating NAV Portfolio does not pay an investment advisory fee to PIMCO. By investing in the Short-Term Floating NAV Portfolio, each Investing Fund agrees that 0.01% of the fee that each Investing Fund is currently obligated to pay PIMCO as indicated on this Exhibit A, will be designated as compensation for the investment advisory services PIMCO provides to Short-Term Floating NAV Portfolio under the Contract.


If the foregoing correctly sets forth the Contract between the Trust and the Adviser, please so indicate by signing, dating and returning to the Trust the enclosed copy hereof.

						Very truly yours,

						PIMCO FUNDS



						By: /s/ Henrik Larsen
						Title:	Vice President

ACCEPTED:

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC



By: /s/ Brent R. Harris
Title:	Managing Director


PIMCO FUNDS, on behalf of its series Private
Account Portfolio Series: Short-Term Floating NAV
Portfolio


By: /s/ Henrik Larsen
Title:  Vice President